Exhibit 10.1

Subscription Agreement

January 2, 2019

MicroVision, Inc.

6244 185th Avenue NE, Suite 100

Redmond, Washington 98052

Ladies and Gentlemen:

The undersigned (the “Investor”) hereby confirms and agrees with you as follows:

1.    The subscription terms set forth herein (the “Subscription”) are made as of the date set forth above between MicroVision, Inc., a Delaware corporation (the “Company”), and the Investor.

2.    As of the Closing (as defined below) and subject to the terms and conditions hereof, the Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor, 2,000,000 shares (the “Securities”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”) for an aggregate purchase price of $1,200,000.

3.    The completion of the purchase and sale of the Securities shall occur at a closing (the “Closing”) on January 4, 2019. At the Closing, (a) the Company shall cause its transfer agent to release to the Investor the number of Securities being purchased by the Investor, and (b) the aggregate purchase price for the Securities being purchased by the Investor will be delivered by the Investor to the Company. The provisions set forth in Exhibit A hereto shall be incorporated herein by reference as if set forth fully herein.

4.    The offering and sale of the Securities are being made pursuant to the Registration Statement and the Prospectus (as such terms are defined below).

5.    The Company has filed or will file with the Securities and Exchange Commission (the “Commission”) (i) a prospectus (the “Base Prospectus”), and (ii) if applicable, a prospectus related to the Offering (together with the Base Prospectus, the “Prospectus”) with respect to the registration statement (File No. 333-228113) reflecting the Offering, including all amendments thereto, the exhibits and any schedules thereto, the documents otherwise deemed to be a part thereof or included therein by the rules and regulations of the Commission (the “Rules and Regulations”) (collectively, the “Registration Statement”), in conformity with the Securities Act of 1933, as amended (the “Securities Act”), including Rule 424(b) thereunder. The Investor hereby confirms that it has had full access to the Prospectus, including the Company’s periodic reports and other information incorporated by reference therein, and was able to read, review, download and print such materials.

6.    The obligations of the Company and the Investor to complete the transactions contemplated by this Subscription shall be subject to the following:

a.    The Company’s obligation to issue and sell the Securities to the Investor shall be subject to: (i) the receipt by the Company of the purchase price for the Securities being purchased hereunder and (ii) the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing.

b.    The Investor’s obligation to purchase the Securities will be subject to the accuracy of the representations and warranties made by the Company and the fulfillment of those undertakings of the Company to be fulfilled prior to the Closing.

7.    The Company hereby makes the following representations and warranties to the Investor: The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Subscription and otherwise to carry out its obligations hereunder. The execution and delivery of this Subscription by the Company and the consummation by it of the transactions contemplated hereunder have been duly authorized by all necessary action on the part of the Company. This Subscription has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ and contracting parties’ rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

8.    The Investor hereby makes the following representations, warranties and covenants to the Company:

a.    The Investor represents that (i) it has had full access to the Prospectus, including the Company’s periodic reports and other information incorporated by reference therein, prior to or in connection with its receipt of this Subscription, (ii) it is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities representing an investment decision like that involved in the purchase of the Securities, and (iii) it is acquiring the Securities for its own account, or an account over which it has investment discretion, and does not have any agreement or understanding, directly or indirectly, with any person or entity to distribute any of the Securities.

b.    The Investor has the requisite power and authority to enter into this Subscription and to consummate the transactions contemplated hereby. The execution and delivery of this Subscription by the Investor and the consummation by it of the transactions contemplated hereunder have been duly authorized by all necessary action on the part of the Investor. This Subscription has been executed by the Investor and, when delivered in accordance with the terms hereof, will constitute a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

c.    The Investor understands that nothing in this Subscription or any other materials presented to the Investor in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Securities.

d.    Neither the Investor nor any Person acting on behalf of, or pursuant to any understanding with or based upon any information received from, the Investor has, directly or indirectly, as of the date of this Subscription, engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales involving the Company’s securities) since the time that the Investor was first contacted by the Company with respect to the transactions contemplated hereby. “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act. The Investor agrees that it will not use any of the Securities acquired pursuant to this Subscription to cover any short position in the Common Stock if doing so would be in violation of applicable securities laws.

9.    Promptly following the Closing, the Company shall issue a press release disclosing all material aspects of the transactions contemplated hereby. The Investor covenants that neither it, nor any Person acting on behalf of, or pursuant to any understanding with or based upon any information received from, the Investor will engage in any transactions in the securities of the Company (including, without limitation, Short Sales) prior to the time that the transactions contemplated by this Subscription are publicly disclosed.

10.    No offer by the Investor to buy Securities will be accepted and no part of the aggregate purchase price will be delivered to the Company until the Investor has received the Prospectus and the Company has accepted such offer by countersigning a copy of this Subscription, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to the Company sending (orally, in writing or by electronic mail) notice of its acceptance of such offer. This Subscription will constitute only an indication of interest, involving no obligation or commitment of any kind, until the Prospectus has been delivered or made available to the Investor and this Subscription is accepted and countersigned by or on behalf of the Company.

11.    Notwithstanding any investigation made by any party to this Subscription, all covenants, agreements, representations and warranties made by the Company and the Investor herein will survive the execution of this Subscription, the delivery to the Investor of the Securities being purchased and the payment therefor.

12.    This Subscription may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

13.    In case any provision contained in this Subscription should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

14.    This Subscription will be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

15.    This Subscription may be executed in one or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

16.    The Investor acknowledges and agrees that the Investor’s receipt of the Company’s counterpart to this Subscription shall constitute written confirmation of the Company’s sale of Securities to such Investor.

INVESTOR SIGNATURE PAGE

Number of Shares: 2,000,000

Purchase Price Per Share: $0.60

Aggregate Purchase Price: $1,200,000.00

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of: January 2, 2019

/s/ Shehnee Lawrence-Farhi
INVESTOR

By: Shehnee Lawrence-Farhi

Print Name: Shehnee Lawrence-Farhi

Name that Securities are to be Registered: Shehnee Lawrence-Farhi

Mailing Address: c/o Farhi Holdings Corporation

                              484 Richmond Street, Suite 200

                              London, Ontario

                              Canada, N6A 3E6

Taxpayer Identification Number: _________________________

Manner of Settlement: DWAC (see Exhibit A for explanation and instructions)

Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the Securities are maintained)

DTC Participant Number

Name of Account at DTC Participant being credited with the Securities

Account Number at DTC Participant being credited with the Securities

Agreed and Accepted this 2nd day of January, 2019:

MICROVISION, INC.

By:	/s/ Stephen P. Holt
Name:	Stephen P. Holt
Title:	Chief Financial Officer

Sales of the Securities purchased hereunder were made pursuant to a registration statement or in a transaction in which a final prospectus would have been required to have been delivered in the absence of Rule 172 promulgated under the Securities Act.

EXHIBIT A

INSTRUCTIONS FOR SETTLEMENT

1.	Delivery of Funds

By NO LATER THAN NOON New York City time on January 4, 2019, wire the purchase price for the Securities to the Company using the wire transfer instructions below.

2.	Wire Transfer Instructions

Please also coordinate with your financial institution to ensure that transaction fees are not inadvertently deducted from the wired funds prior to their receipt by the Company.

3.	Initiation of DWAC and Transfer of Securities

The Securities will be sent from the Company’s transfer agent, American Stock Transfer & Trust Company, by DWAC to your prime broker. You must contact your prime broker and ask them to initiate the DWAC or you will not receive the Securities. The Securities will only be released after receipt of the funds.